Exhibit 23.2

Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Accounting

Firm

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2004 relating to the financial statements and financial statement schedule of Paradyne Networks, Inc., which appears in Paradyne Networks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

August 4, 2004